Exhibit 99.1

TON Strategy Company Reports First Quarter 2026 Financial Results

LAS VEGAS, NV — May 12, 2026 — TON Strategy Company (“TON Strategy” or the “Company”) (Nasdaq: TONX), a digital asset treasury company dedicated to holding Toncoin ($TON), today reported financial results for the first quarter ended March 31, 2026 and provided an update on its TON treasury operations.

First Quarter and Recent Operational Highlights

●	Held approximately 221.9 million units of $TON at March 31, 2026, including approximately 221.2 million units staked. Based on Tonstat data, the Company’s holdings represented approximately 4.29% of all Toncoin, and the Toncoin staked through its infrastructure represented approximately 26.18% of the network. Digital assets held at March 31, 2026 had a fair value of approximately $272.0 million.
●	Earned approximately 2.2 million units of $TON during the first quarter of 2026, representing approximately $3.0 million of staking revenue.
●	Appointed Kevin Wilson as Chief Executive Officer, effective May 4, 2026, to lead the Company’s next phase of execution.
●	Supported recent TON network upgrades that reduced block times, shortened transaction settlement times, increased throughput, and lowered transaction fees, strengthening TON’s ability to support high-volume, low-cost applications across payments, Telegram-based services, developer tools, gaming, and emerging AI-agent use cases.
●	Continued to operate with institutional custody and segregated staking infrastructure as part of an institutional approach to holding and staking Toncoin.

Financial Results for the First Quarter 2026

The Company’s financial results for the first quarter of 2026 reflect the operation of its TON treasury strategy, including staking activities, alongside its legacy operating businesses.

Total revenue was $5.3 million and included approximately $3.0 million from staking activities.

Gross profit was $4.0 million.

Total costs and expenses were $7.8 million, reflecting costs associated with treasury operations, personnel, reporting, compliance and the legacy operating businesses.

Loss from operations was $(3.9) million.

Net loss before income taxes was $(91.0) million. Net loss included an $(87.9) million unrealized net loss on crypto assets, reflecting fair value changes in Toncoin holdings during the quarter.

Digital assets held at March 31, 2026 had a fair value of approximately $272.0 million.

Cash and restricted cash totaled approximately $35.0 million at March 31, 2026. The Company had no debt on the balance sheet at March 31, 2026.

Subsequent Events

In April 2026, The Open Network implemented major upgrades to its execution and consensus infrastructure to improve network efficiency and validator performance. Through its staking infrastructure and provider relationships, the Company was well positioned to benefit from increased staking rewards, with gross staking yields rising to 1.39% in April 2026 from 0.34% in March 2026.

The April 2026 gross staking yield represented approximately a fourfold increase month-over-month and approximately 16.7% on an annualized basis.

The value of Toncoin also appreciated significantly in early May following the network upgrades, Telegram’s announcement that it plans to help drive TON ecosystem growth and infrastructure development, and broader strength across digital asset markets. For example, based on the value of Toncoin as of May 6, 2026, the 221.9 units of $TON held by the Company as of March 31, 2026 had an estimated fair value of approximately $433.3 million.

Management Commentary

Chief Executive Officer Kevin Wilson stated, “TON Strategy has important strengths in place, including our position as the largest public company treasury dedicated to Toncoin, active staking operations, a strong balance sheet, and the custody and reporting infrastructure needed to execute the strategy with transparency. As I step into my role as CEO, my focus is on translating that foundation into a better understood public company platform for Toncoin exposure and shareholder value.

“We will continue to manage the treasury through a long-term per-share value lens, with an emphasis on maintaining appropriate liquidity and evaluating capital allocation thoughtfully. We also see an opportunity to communicate more actively around the TON thesis and the TON Strategy model. Over time, we intend to prioritize pathways to support deeper liquidity and market access around Toncoin, while aligning our expenses and investment with the Company’s core treasury strategy, targeting highest return opportunities.

“TON is becoming increasingly relevant as blockchain activity moves toward faster, lower-cost, high-volume use cases. Telegram gives TON a unique distribution advantage compared to most networks, and recent upgrades have improved the speed, costs, and usability needed to support payments, developer tools, Telegram-based applications, and emerging AI-agent activity. We believe TON is uniquely well-suited for AI agent use cases because the network combines fast, low-cost settlement capability with programmable accounts that operate inside Telegram. Over time, that combination can support AI agents that can transact and interact directly with services across the TON ecosystem. Our objective is to position TON Strategy as the U.S.-listed public company built specifically to provide transparent, institutionally managed exposure to Toncoin.”

Chief Financial Officer Sarah Olsen added, “The combination of staking productivity and a clean balance sheet with meaningful liquidity and no debt allows TON Strategy to generate value through the treasury while preserving flexibility to support the strategy over time. During Q1, we generated approximately 2.2 million $TON through institutional custody and segregated staking infrastructure and recognized approximately $3.0 million of staking revenue, demonstrating the continued productivity of our staking strategy across a second full quarter of operations. Furthermore, we were well positioned to capture the uplift in staking yields in April from the network upgrades. We ended the quarter with approximately $35.0 million of cash and restricted cash, reinforcing the balance sheet strength and financial flexibility that are central to our approach.”

Conference Call

TON Strategy Company’s management will hold a conference call today (May 12, 2026) at 9:00 a.m. Eastern time to discuss these results.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Conference ID: 13760424

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available on the investor relations section of the Company’s website after the conference call through May 26, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13760424

About TON Strategy Company

TON Strategy Company (Nasdaq: TONX) is focused on the accumulation of $TON – the native cryptocurrency of Telegram’s billion-user platform – for long-term investment, whether acquired through deployment of proceeds from capital raising activity, staking rewards or via open market purchases. The Company aims to steadily expand its $TON holdings, stake $TON, and support the development of a tokenized economy inside Telegram.

In addition, the Company continues to operate legacy business units, including MARKET.live, a multi-vendor livestream shopping platform, and LyveCom, an AI-powered social commerce innovator that enables brands and merchants to deliver omnichannel livestream shopping experiences across websites, apps, and social platforms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding: our business and growth strategy; market adoption and access to Toncoin; planned liquidity and market access around Toncoin; return opportunities; and the performance of our products and services; . Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations; our ability to grow and compete in the future, and to execute our business strategy; our decision to implement a cryptocurrency treasury strategy, whereby we acquire Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain and our dependence on TON and Toncoin as a result of this strategy; our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform; our financial results and the market price of our common stock may be affected by the price of Toncoin, and our Toncoin holdings will be less liquid than cash and cash equivalents; changes in the broader digital asset regulatory landscape and as it relates to TON and Toncoin and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure; the availability of opportunities to stake Toncoin; our ability to maintain and expand our customer base and to convince our customers to increase the use of our services and/or platform; the competitive market in which we operate; our ability to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships; our ability to develop existing services or acceptable new services that keep pace with technological developments; our ability to successfully launch new product platforms, including MARKET.live, the rate of adoption of these platforms and the revenue generated from these platforms; our ability to deliver our services, as we depend on third party providers; our ability to attract and retain qualified management personnel; our susceptibility to cybersecurity incidents and other disruptions, particularly as it relates to our holdings of Toncoin; our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market; the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering the digital asset landscape, inflation, rising interest rates, and recessionary concerns; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at www.tonstrat.com/shareholders.

Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations and Media Contact:

Gateway Group, Inc.

949-574-3860

TONX@gateway-grp.com

-Financial Tables to Follow-

TON STRATEGY COMPANY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$34,784	$39,493
Restricted cash	169	169
Accounts receivable, net of allowance for credit losses of $5 as of March 31, 2026 and December 31, 2025	438	441
ERC receivable – short-term	734	734
Prepaid expenses and other current assets – related parties	150	163
Prepaid expenses and other current assets	1,086	1,364
Total current assets	37,361	42,364

Long-lived assets, net	366	389
Intangible assets, net	60	48
Goodwill	5,165	5,165
TON - unrestricted	72,446	89,628
TON - restricted	199,580	267,181
Other non-current assets – related party	2,753	2,790
Other non-current assets, net of allowance for credit losses of $357 and $310 as of March 31, 2026 and December 31, 2025, respectively	3,933	3,599

Total assets	$321,664	$411,164

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,715	$1,874
Accounts payable – related parties	306	269
Accrued expenses	1,034	589
Contract liabilities	36	155
Accrued payroll	416	828
Accrued officers’ compensation	1,424	245
Operating lease liabilities, current	105	129
Contingent liability, current	-	500

Total current liabilities	5,036	4,589

Long-term liabilities
Contingent liability, non-current	-	100
Operating lease liabilities, non-current	63	80
Total liabilities	5,099	4,769

Commitments and contingencies (Note 11)

Stockholders’ equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 56,530,617 shares issued and outstanding as of March 31, 2026 and December 31, 2025	6	6
Additional paid-in capital	744,329	743,207
Accumulated deficit	(427,763)	(336,725)

Total stockholders’ equity in Ton Strategy Company	316,572	406,488
Non-controlling interests	(7)	(93)

Total stockholders’ equity	316,565	406,395

Total liabilities and stockholders’ equity	$321,664	$411,164

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026		2025
Revenue	$		$
TON		2,032		-
TON – related party		970		-
MARKET.live		1,704		561
Go Fund Yourself		547		744
Total Revenue		5,253		1,305

Cost of revenue
TON		156		-
MARKET.live (For the three months ended March 31, 2026 and 2025 includes amortization of $0 and $249, respectively)		964		424
Go Fund Yourself		176		172
Total Cost of Revenue		1,296		596
Gross profit		3,957		709

Operating expenses
Depreciation and amortization		19		37
General & administrative - related parties		1,026		933
General and administrative		6,797		2,398
Total operating expenses		7,842		3,368

Operating loss		(3,885)		(2,659)

Other income (expense), net
Interest income		340		121
Unrealized gain (loss) on investments		(64)		83
Other income (expense), net		(87,343)		17
Total other income (expense), net		(87,067)		221

Net loss before income taxes		(90,952)		(2,438)

Income tax expense (benefit)		-		-

Net loss		(90,952)		(2,438)

Less: Net income attributable to non-controlling interests		86		126

Net loss attributable to Ton Strategy Company and its common stockholders		(91,038)		(2,564)

Loss per share from operations– basic and diluted		$(1.56)		$(2.51)
Weighted average number of common shares outstanding – basic and diluted		58,208,613		1,019,801

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2026	2025

Operating Activities:
Net loss	$(90,952)	$(2,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19	286
Share-based compensation	1,122	958
Reserve for credit losses	47	-
Unrealized (gain) loss on investments	64	(83)
Non-cash consideration received in the form of convertible promissory notes	(445)	-
Non-cash consideration received in the form of TON	(2,032)	-
Non-cash consideration received in the form of TON – related party	(1,119)	-
Non-cash transaction fees paid with Digital Assets	6	-
Unrealized loss on fair value of Digital Assets	87,928	-
Effect of changes in assets and liabilities:
Accounts receivable	3	(882)
ERC receivable	-	1,724
Prepaid expenses and other non-current and current assets – related parties	50	-
Prepaid expenses and other current assets	278	-
Operating lease right-of-use assets	14	33
Accounts payable, accrued expenses, and accrued interest	489	(743)
Contract liabilities	(119)	104
Operating lease liabilities	(40)	(29)
Net cash used in operating activities	(4,687)	(1,070)

Investing Activities:
Purchases of investments – trading securities	-	(507)
Proceeds from sale of investments – trading securities	-	421
Purchases of property and equipment	(9)	(66)
Purchases of intangible assets	(12)	-
Net cash used in investing activities	(21)	(152)

Financing Activities:
Payment of note payable	-	(118)
Net cash used in financing activities	-	(118)

Net change in cash and restricted cash	(4,708)	(1,340)

Cash, cash equivalents and restricted cash - beginning of period	39,661	8,495
Cash, cash equivalents and restricted cash - end of period	$34,953	$7,155